Exhibit 5.1

12531 HIGH BLUFF DRIVE SAN DIEGO, CALIFORNIA 92130-2040 TELEPHONE: 858.720.5100 FACSIMILE: 858.720.5125 WWW.MOFO.COM

MORRISON  FOERSTER LLP

BEIJING, BERLIN, BRUSSELS, DENVER,
HONG KONG, LONDON, LOS ANGELES,
NEW YORK, NORTHERN VIRGINIA,
PALO ALTO, SACRAMENTO, SAN DIEGO,
SAN FRANCISCO, SHANGHAI, SINGAPORE,
TOKYO, WASHINGTON, D.C.

August 18, 2017

Cherokee Inc.

5990 Sepulveda Boulevard

Sherman Oaks, California 91411

Re:Cherokee Inc. Amended and Restated 2013 Stock Incentive Plan

Ladies and Gentlemen:

At your request, we have examined the registration statement on Form S-8 (the “Registration Statement”) of Cherokee Inc. (the “Company”) to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, (the “Securities Act”), of an aggregate of 500,000 shares (the “Shares”) of the Company’s common stock, $0.02 par value per share (the “Common Stock”), issuable under the Cherokee Inc. Amended and Restated 2013 Stock Incentive Plan (the “Plan”).

We have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for rendering the opinion set forth below.  In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies. For the purpose of the opinion rendered below, we have assumed that in connection with the issuance of the Shares, the Company will receive the consideration for such Shares required by the terms of the Plan, which shall be an amount not less than the aggregate par value of the Shares covered by each such issuance.

Based upon the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on the statements of fact contained in the documents that we have examined, we are of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Plan, will be legally issued, fully paid and non-assessable shares of Common Stock.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Morrison & Foerster LLP